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                                                                     EXHIBIT 4.3

                                 FIRST AMENDMENT
                                       TO
               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

         This First Amendment to Amended and Restated Registration Rights Agreement (this "Amendment"), dated as of May 17, 2002, is made by and among Oil States International, Inc., a Delaware corporation ("OSI") and the Holders of Registrable Securities set forth on the signature page hereto (the "Amending Holders").

         WHEREAS, reference is made to that certain Amended and Restated Registration Rights Agreement by and among OSI, HWC, Sooner and each of the holders of OSI Common Stock, HWC Common Stock and Sooner Common Stock listed on the signature pages thereto (the "Amended and Restated Registration Rights Agreement"); and

         WHEREAS, OSI and the Amending Holders desire to amend the Amended and Restated Registration Rights Agreement in accordance with the provisions of
Section 9.3 thereof; and

         WHEREAS, the Amending Holders hold in the aggregate greater than 50% of the Registrable Securities; and

         WHEREAS, capitalized terms that are used but not defined herein shall have the meanings set forth in the Amended and Restated Registration Rights Agreement;

         NOW, THEREFORE, for and in consideration of the mutual benefits to be derived from this Amendment, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

         Section 1. AMENDMENTS TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT. The Amended and Restated Registration Rights Agreement is hereby amended as follows:

                  (a) Section 3(a) is amended by deleting it in its entirety and inserting the following in replacement therefor:

                  "If OSI proposes to file, or has filed, a registration statement under the Securities Act, including a Demand Registration, with respect to an offering of OSI Common Stock for cash by OSI for its own account or for the account of any of its equity holders (other than (i) a registration statement on Form S-4 or S-8 or any substitute form that may be adopted by the SEC, (ii) any registration statement filed in connection with an exchange offer or offering of securities solely to OSI's existing security holders, (iii) any registration statement filed in connection with an exchange offer or offering of securities to holders of Exchangeable Shares (the "PTI Registration Statement"), or (iv) any "universal shelf" registration statement on Form S-3 or any substitute form that may be adopted by the SEC that contemplates the offering and sale by OSI of more than one type of security on a delayed or continuous basis pursuant to Rule 415 (or any successor rule) under the Securities Act, but only if each of the Amending Holders has waived its right to participate in any offering of Registrable Securities pursuant to such registration statement), then OSI shall, at its option, either (i) give written notice of such proposed filing to the Holders of the Registrable Securities no later than 7 days before the anticipated
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                  initial filing date or (ii) give written notice of the filing of such registration statement to the Holders of the Registrable Securities no later than 7 days before the anticipated effectiveness date of such registration statement, and such notice shall offer such Holders the opportunity to register such number of Registrable Securities as each such Holder may request (a "Piggyback Registration"). On or before the 7th day following the receipt of such notice by the Holders, any Holder wishing to include any or all of its Registrable Securities in such registration statement shall give written notice to OSI stating the name of such Holder and the amount of such Holder's Registrable Securities to be included in such registration statement. Subject to Section 3(b), OSI shall include in each such Piggyback Registration all Registrable Securities requested to be included in the registration for such offering and shall, in the case of a filed registration statement, prepare and file a pre-effective amendment to such registration statement providing for the inclusion of such Registrable Securities; provided, however, that OSI may at any time withdraw or cease proceeding with such registration without the consent of any Holder of Registrable Securities, notwithstanding the request of any such Holder to participate therein in accordance with this provision, if OSI determines in its sole discretion that such action is in the best interests of OSI and its stockholders (for this purpose, the interests of the Holders shall not be considered). Each Holder of Registrable Securities shall be permitted to withdraw all or part of such Holder's Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof."

                  (b) The second sentence of Section 9.3 is amended by deleting it in its entirety and inserting the following in replacement therefor:

                  "This Agreement may not be amended or supplemented at any time, except by an instrument in writing signed by OSI and on behalf of the Holders of 50% or more of the Registrable Securities."

                  (c) The first paragraph of Section 9.5 is amended by deleting it in its entirety and inserting the following in replacement therefor:

                  "All notices and other communications hereunder shall be in writing and (i) if to be delivered to OSI, HWC or Sooner, shall be delivered in person, by overnight courier, by facsimile (with confirmation of receipt) or by registered or certified mail (postage prepaid, return receipt requested) and shall be deemed effective and received only upon and as of the date of actual receipt by OSI, HWC or Sooner, as the case may be (except that receipt on any date after 5:00 p.m. Central Standard Time shall be deemed received on the next Business
                  Day), and (ii) if to be delivered to a Holder, shall be delivered in person, by overnight courier, by registered or certified mail (postage prepaid, return receipt requested) or by any other means of delivery and shall be deemed effective and received (A) if given in person, on the date of actual receipt by such Holder, (B) if given by overnight courier, on the next Business Day immediately following the day on which such notice is delivered to a reputable overnight courier service, (C) if given by registered or certified mail, on the third Business Day immediately following the day on which such notice is deposited with

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                  a United States post office or (D) if given by any other
                  means, on the date on which such Holder acknowledges in writing the receipt of such notice by such other means, in each case to the respective parties as follows:"

         Section 2. MISCELLANEOUS.

                  (a) Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (including by facsimile) to the other parties hereto.

                  (b) Incorporation. The provisions of Sections 9.3, 9.4, 9.5, 9.6, 9.7, 9.9, 9.10 and 9.11 of the Amended and Restated Registration Rights Agreement are hereby incorporated herein and shall be deemed to include and/or apply to this Amendment, as appropriate.

                  (c) Ratification. Except as amended hereby, the Amended and Restated Registration Rights Agreement shall remain in full force and effect as previously executed by the parties, and the parties hereby ratify the Amended and Restated Registration Rights Agreement as amended hereby.

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         IN WITNESS WHEREOF, each of the undersigned, intending to be legally bound, has caused this Amendment to be duly executed and delivered on the date first set forth above.

                                OIL STATES INTERNATIONAL, INC.



                                By: /s/ Robert W. Hampton
                                   ---------------------------------------------
                                Name:  Robert W. Hampton
                                Title: Vice President - Finance and
                                       Accounting and Secretary


                                SCF III, L.P.

                                By: SCF II, L.P.,
                                    its General Partner

                                    By: L.E. Simmons & Associates, Incorporated,
                                        its General Partner



                                        By: /s/ Anthony DeLuca
                                           -------------------------------------
                                        Name:  Anthony DeLuca
                                        Title: Managing Director


                                SCF IV, L.P.

                                By: SCF-IV, G.P., Limited Partnership,
                                    its General Partner

                                    By: L.E. Simmons & Associates, Incorporated,
                                        its General Partner



                                        By: /s/ Anthony DeLuca
                                           -------------------------------------
                                        Name:  Anthony DeLuca
                                        Title: Managing Director

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